Schedule of Omitted Consulting Agreements

Consultant:	Effective Date	Monthly Fee	Stock Options / exercise price	Area of Focus:	Reports To:
Joel Arberman	April 1, 2011	$2,500	None	Business Operations	Board of Directors
Brendan Vogel	April 1, 2011	$2,500	None	Merchant Relations	Chief Executive Officer
Jennifer Calise	April 29, 2011	$2,925	600,000 / $0.0167	Non-Profit Relations	Chief Executive Officer
Christina O’Malley	Mat 2, 2011	$1,400	600,000 / $0.0167	Non-Profit Relations	Chief Executive Officer
Erin Webb	April 1, 2011	$1,400	300,000 / $0.0167	Non-Profit Relations	Chief Executive Officer

Aside from the information noted, and the home addresses of each Consultant, all of the terms and conditions in each Consulting Agreement are identical.